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                                                                   Exhibit 23.01

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of Caliber Learning Network, Inc. on Form S-1 of our report dated March 5, 1998 (except Note 16, as to which the date is April 10, 1998, appearing in the Registration Statement (Form S-1 No. 333-47565) of Caliber Learning Network, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                                  /s/ Ernst & Young LLP




Baltimore, Maryland
May 5, 1998